EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of additional shares of Common Stock under the Athersys, Inc. 2019 Equity and Incentive Compensation Plan of Athersys, Inc. of our report dated March 15, 2022, with respect to the consolidated financial statements of Athersys, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cleveland, Ohio
September 19, 2022